Exhibit 32
Knova Software, Inc. Certification under Section 906 of the Sarbanes/Oxley Act — filed as an exhibit to 10-Q for Quarter Ended September 30, 2006
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Knova Software, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Bruce Armstrong, Chief Executive Officer of the Company, and Thomas Muise, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:
1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bruce Armstrong	/s/ Thomas Muise

Bruce Armstrong Principal Executive Officer	Thomas Muise Principal Financial Officer
November 14, 2006	November 14, 2006
The foregoing Certification shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.